Exhibit 99.1

Filed by Finward Bancorp pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: Finward Bancorp
Commission File No. 000-26128

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
July 29, 2021	Contact Sarah Ricciardi
(219) 853-7575

Finward Bancorp and Royal Financial, Inc. Announce

Signing of Definitive Merger Agreement

Munster, Indiana and Chicago, lllinois - Finward Bancorp (OTC Pink: FNWD) (“FNWD”), the parent of Peoples Bank, and Royal Financial, Inc. (OTCQX: RYFL) (“RYFL”) announced today they have executed a definitive merger agreement pursuant to which FNWD will acquire RYFL and its wholly-owned subsidiary, Royal Savings Bank, of Chicago, Illinois, in a stock and cash transaction. A copy of the definitive agreement is available as Exhibit 2.1 to the Form 8-K filed by FNWD today with the Securities Exchange Commission (the “SEC”) at the SEC’s internet site (http://www.sec.gov).

Under the terms of the merger agreement, stockholders of RYFL who hold 101 or more shares of RYFL common stock will have the right to elect to receive $20.14 per share in cash or 0.4609 shares of FNWD common stock, or a combination of both, for each outstanding share of RYFL common stock, subject to allocation provisions to assure that, in the aggregate, 65% of RYFL’s outstanding shares of common stock will receive FNWD common stock and 35% will receive cash. Stockholders of RYFL holding less than 101 shares of RYFL common stock will have the right to receive $20.14 in cash and no stock consideration for each share of RYFL common stock. Based on FNWD’s closing stock price of $44.00 as of July 28, 2021, the merger consideration has an aggregate value of approximately $52.9 million, which represents approximately 115% of RYFL’s tangible book value, and which includes approximately $0.9 million paid to RYFL’s stock option holders.

RYFL is a bank holding company headquartered in Chicago, Illinois with total consolidated assets of $533 million as of June 30, 2021. Royal Savings Bank was established in 1887 and serves the Chicagoland metropolitan market with nine full-service locations.

“I’m proud to announce our merger with Royal Financial and Royal Savings Bank, an exciting combination that we are confident will create value for our shareholders, our employees, our customers, and our communities. This partnership is a strong cultural, strategic, and financial fit for both of our organizations. Our companies have a long history of serving our communities and helping our customers be more successful,” said Benjamin Bochnowski, president and chief executive officer of FNWD. “By joining together, we expect to achieve more on a greater scale to help us serve our customers and communities better than ever before.”

“In the beginning of the 20th century, when the communities of Northwest Indiana and Chicago were growing rapidly, Peoples Bank and Royal Savings Bank were founded only miles apart from one another. Our combined markets, customer share, and deep cultural roots are intangibles that energize this partnership. The merger will give Peoples Bank a meaningful presence in the city of Chicago and enhance our suburban presence, which we first established in our prior acquisitions.”

“I look forward to working with Leonard Szwajkowski, Royal Savings Bank’s President and Chief Executive Officer, and both of our teams to bring these companies together and reach the potential that we both have. I have gotten to know Len over the years and couldn’t be happier that our companies are forming such an impactful partnership,” said Bochnowski.

“As part of this merger, Peoples Bank expects to close at least one Royal Savings Bank location and is conducting a more thorough market review of its entire footprint in order to best serve our customers and communities. With that in mind, we are committed to evaluating all Royal Savings Bank employees for potential roles post-close. In the end, we intend to have a strong market presence in the city of Chicago, Chicagoland, and our core market of Northwest Indiana,” Bochnowski said.

“We are pleased to join forces with Finward and believe that our shareholders, customers, employees, and communities will benefit strongly from the combined company. Like Royal, Finward has a rich tradition of community banking for more than a century that serves as a strong foundation for future growth. Royal shareholders who elect to become Finward shareholders will benefit from increased liquidity and dividends from a growing high-quality banking company. Our customers will benefit from increased lending capacity, more banking locations, and the additional services that Peoples Bank offers. As staff members of a $2 billion bank, many of our employees will enjoy greater professional development opportunities. This combination will contribute significantly to Finward’s commitment to excellence and growth in the Chicagoland market,” Szwajkowski said.

FNWD expects the merger to be approximately $1.08 or 21% accretive to 2022 earnings per share (excluding one-time deal related charges) and more than 25% accretive to 2023 earnings per share, approximately 6.1% dilutive to tangible book value at closing and expects the tangible book value earn back to be approximately 2.3 years using the cross-over method. Upon closing of the transaction, both Peoples Bank and FNWD expect to remain above well-capitalized standards on all regulatory capital ratios.

As part of the merger, a current director or executive officer of RYFL, as mutually agreed upon prior to closing by FNWD and RYFL, will be appointed to the boards of directors of FNWD and Peoples Bank effective as of the closing date of the merger.

The merger is expected to be completed in the first quarter of 2022, subject to approval by bank regulatory authorities and the shareholders of both FNWD and RYFL, as well as the satisfaction of other customary closing conditions. Additionally, Royal Savings Bank will be merged with and into Peoples Bank, and the combined operations will be continued under the Peoples Bank name. Integration is expected to be complete in the second quarter of 2022.

FNWD is being advised by, and received a fairness opinion from, Stephens Inc., and is being advised by Barnes & Thornburg LLP as legal counsel. RYFL is being advised by, and received a fairness opinion from, Boenning & Scattergood, Inc., and is being advised by Howard & Howard Attorneys PLLC as legal counsel.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal and business financial services from its 22 locations in Lake and Porter Counties in Northwest Indiana and South Chicagoland. Finward Bancorp’s common stock is traded on the OTC Pink Marketplace under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

About Royal Financial, Inc.

Royal Financial, Inc. is a bank holding company headquartered in Chicago, Illinois. RYFL’s subsidiary, Royal Savings Bank, is a retail customer-oriented institution, operating from its main office in Chicago, Illinois, and eight branch offices in Chicago, Illinois, whose primary business activity is the origination of one- to four-family and commercial real estate loans funded with a variety of consumer deposit accounts. Information about Royal Savings Bank’s products and services can be found on its website, www.RoyalBankweb.com.

Forward-Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of FNWD and RYFL. For these statements, each of FNWD and RYFL claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about FNWD and RYFL, including the information in the filings FNWD makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by the shareholders of both FNWD and RYFL; delay in closing the merger; difficulties and delays in integrating FNWD’s and RYFL’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of FNWD’s and RYFL’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in FNWD’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to FNWD or RYFL or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, FNWD and RYFL do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Important Additional Information for Shareholders and Where to Find It

In connection with the proposed merger, FNWD will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of FNWD and RYFL and a Prospectus of FNWD (the “Joint Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents FNWD has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain copies of the documents FNWD has filed with the SEC, free of charge, from FNWD at www.ibankpeoples.com under the tab “Investor Relations – SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from FNWD upon written request to Finward Bancorp, Attn: Shareholder Services, 9204 Columbia Avenue, Munster, Indiana 46321, or by calling (219) 836-4400, and from RYFL upon written request to Royal Financial, Inc., Attn: Corporate Secretary, 9226 South Commercial Avenue, Chicago, Illinois 60617, or by calling (773) 768-4800. The information available through FNWD’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings FNWD makes with the SEC.

FNWD and RYFL and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FNWD and RYFL in connection with the proposed merger. Information about the directors and executive officers of FNWD is set forth in FNWD’s Annual Report on Form 10-K filed with the SEC on March 22, 2021, and in the proxy statement for FNWD’s 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 31, 2021. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

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